AMENDED AND RESTATED BYLAWS

OF

McGRATH RENTCORP,
a California corporation

(Amended and Restated as of [April 3, 2026])

1.
OFFICES
1.1
Principal Office. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.
1.2
Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.
2.
MEETINGS OF SHAREHOLDERS
2.1
Place of Meetings. All meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meeting shall be held at the principal executive office of the corporation.
2.2
Annual Meetings. The Annual Meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the Annual Meeting of shareholders shall be held on the first Wednesday of June in each year at 2:00 p.m. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other proper business may be transacted.

For nominations to the Board of Directors or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary by personal delivery or registered mail to the corporation’s principal address, any such proposed business must constitute a proper matter for shareholder action under the California Corporations Code (the “Code”), and the shareholder and the beneficial owner, if any, on whose behalf any such nomination or proposal is made, must have complied with all requirements set forth in, and acted in accordance with the representations made pursuant to, this Section 2.2. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting nor later than the close of business on the ninetieth (90th) day prior to such anniversary date (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation). In no event shall the adjournment, postponement, or rescheduling of an annual meeting of shareholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, if a proposal relates to nomination of persons for election as directors, a shareholder’s notice to the Secretary must set forth as to each person proposed for nomination for election as a director (each, a “Proposed Nominee”):

1.
the age and the principal occupation or employment of such Proposed Nominee;
2.
a description of all direct and indirect compensation or other material monetary agreements, arrangements, or understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person (as such term is defined below), on the one hand, and such Proposed Nominee and such Proposed Nominee’s respective affiliates (as such term is defined below) and associates (as such term is defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;
3.
a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the corporation or any of its subsidiaries;
4.
a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the corporation (which form the Proposing Person shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Proposing Person within ten (10) days after receiving such request);
5.
a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form the Proposing Person shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to the Proposing Person within ten (10) days after receiving such request), providing, among other things, that such Proposed Nominee: (i) is not and will not become a party to any agreement, arrangement, or understanding with, or any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the corporation or such Proposed Nominee’s service on the Board of Directors (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any compensatory, payment, or other financial agreement, arrangement, or understanding with any person other than with the corporation, including any agreement to indemnify such Proposed Nominee for obligations arising as a result of such Proposed Nominee’s service as a director of the corporation, in connection with such Proposed Nominee’s nomination, service, or action as a director of the corporation that has not been disclosed to the corporation; (iii) will, if elected as a director of the corporation, comply with all applicable laws and stock exchange listing standards, the Articles of Incorporation, these Bylaws, and the corporation’s policies, guidelines, and principles applicable to directors, including, without limitation, the corporate governance, business conduct, conflict of interest, confidentiality, insider trading, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, and all applicable fiduciary duties under state law; (iv) intends to serve a full term as a director of the corporation, if elected; and (v) will provide facts, statements, and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
6.
a written representation stating whether such Proposed Nominee agrees to meet with and be interviewed by the Board of Directors or a committee thereof and, if so, that such Proposed Nominee will make themself available for any such meeting and interview within ten (10) business days following receipt of a request from the Board of Directors; and
7.
all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing made with the U.S. Securities and Exchange Commission (the “SEC”) by any Proposing Person in connection with the solicitation of proxies for a contested election of directors, or would be otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, including such Proposed Nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation.

To be in proper written form, if a proposal relates to any business (other than nomination of persons for election as directors), a shareholder’s notice to the Secretary must set forth the following information:

A.
a brief description of the business desired to be brought before the meeting and any material interest in such business of any Proposing Person;
B.
the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the language of the proposed amendment);
C.
the reasons for conducting such business at the meeting;
D.
all other information relating to such business that would be required to be disclosed in a proxy statement or other filing made with the SEC by any Proposing Person in connection with the contested solicitation of proxies in support of such business or that would otherwise be required, in each case pursuant to Section 14(a) of the Exchange Act, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation;

To be in proper written form, as to each Proposing Person, a shareholder’s notice to the Secretary must set forth the following information:

a)
the name and address of such Proposing Person (as they appear on the corporation’s books, if applicable);
b)
(i) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially and held of record by such Proposing Person (including any class or series of shares of capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future), (ii) the date or dates such shares were acquired, (ii) the investment intent of such acquisition, and (iv) any pledge by such Proposing Person with respect to any of such shares;
c)
any Derivative Instrument (as such term is defined below) owned beneficially, directly or indirectly, by any such Proposing Person or to which any such Proposing Person is a party, all of which Derivative Instruments shall be disclosed without regard to whether (i) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the corporation to such Proposing Person, (ii) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the corporation, or (iii) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of any such Derivative Instrument;
d)
a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding, or relationship (i) pursuant to which such Proposing Person has a right to vote, directly or indirectly, any shares of the corporation or (ii) with respect to the proposal or nomination, as applicable, or the voting of shares of any class or series of capital stock of the corporation between or among the Proposing Persons;
e)
any rights to dividends on the shares of the corporation owned beneficially, directly or indirectly, by any such Proposing Person that are separated or separable from such underlying shares;
f)
any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company, or similar entity in which any such Proposing Person (i) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (ii) is the manager, managing member, or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
g)
any performance-related fees (other than an asset-based fee) that such Proposing Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments;
h)
any direct or indirect interest of such Proposing Person in any contract with the corporation or any affiliate of the corporation (including any employment agreement, collective bargaining agreement, or consulting agreement);

i)
a complete and accurate description of any pending or, to such Proposing Person’s knowledge, currently threatened legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any current executive officer, director, or affiliate of the corporation;
j)
a complete and accurate description of any violations by such Proposing Person of federal or state securities laws relating to the disclosure of information (and supplemental disclosure that, if had been provided, would have cured such violation) and of any material breach of a contract with the corporation by such Proposing Person;
k)
any other information about any Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC if, with respect to any such nomination or item of business, such Proposing Person was a participant in a solicitation pursuant to Section 14(a) of the Exchange Act, as if such Derivative Instrument was treated the same as securities of the corporation under such requirements; and
l)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) promulgated under the Exchange Act or an amendment pursuant to Rule 13d-2(a) promulgated under the Exchange Act as if such a statement were required to be filed under the Exchange Act by such Proposing Person (regardless of such Proposing Person is actually required to file a Schedule 13D); provided, however, the disclosures in the foregoing clauses a) through l) in relation to the Proposing Person shall not include any disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
m)
a representation that (A) the Proposing Person is a holder of record of stock of the corporation at the time of the giving of notice provided for in these Bylaws and is entitled to vote at such meeting and (B) the Proposing Person (or a qualified representative (as such term is defined below) thereof) intends to appear in person at the meeting to present such Proposed Nominee or Proposed Nominees for election or to bring such other business before the meeting;
n)
an acknowledgement that if such Proposing Person (or a qualified representative thereof) does not appear at such meeting (including virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present the Proposed Nominee or Proposed Nominees for election or other proposed business, as applicable, the corporation need not present such Proposed Nominee or Proposed Nominees for election or other proposed business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and
o)
a representation that the Proposing Persons have complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.2.

The Board of Directors may request that any Proposing Person and any Proposed Nominee furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person and/or Proposed Nominee shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

A Proposing Person shall update its notice and any other information provided to the corporation so that the information provided or required to be provided in such notice is true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the corporation not later than the close of business ten (10) days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business eight (8) business days prior to the date for the meeting or, if practicable, any adjournment, postponement, or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed, or rescheduled). A Proposing Person shall promptly after soliciting the holders of the corporation’s shares in relation to the proposal(s), and in any event not later than the close of business eight (8) business days prior to the date for the meeting, provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s shares necessary to approve the said proposal(s). Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies, such Proposing Person shall inform the corporation of this change by delivering a writing to the Secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of such change. A Proposing Person shall also update its notice so that the information required by this Section 2.2 is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to this Section 2.2. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies in any notice provided by a Proposing Person, extend any applicable deadlines under this Section 2.2, or enable or be deemed to permit a Proposing Person to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of shareholders. If a Proposing Person fails to provide any written update in accordance with this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.

If any information submitted pursuant to this Section 2.2 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The Proposing Person shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Proposing Person shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the Proposing Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.

Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if any Proposing Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for the Proposed Nominees.

Notwithstanding the foregoing provisions of this Section 2.2, the Proposing Persons shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 2.2).

For purposes of these Bylaws, the terms “affiliate” and “associate” shall have the meanings set forth in Rule 12b-2 promulgated under the Exchange Act and the term “immediate family” shall have the meaning set forth in Rule 16a-1 promulgated under the Exchange Act.

For purposes of these Bylaws, the terms “beneficial owner” and “beneficially owned” shall have the meanings set forth in Section 13(d) of the Exchange Act and the regulations promulgated thereunder and the term “participant” shall have the meaning set forth in Item 4 of Schedule 14A promulgated under the Exchange Act.

For purposes of these Bylaws, the term “Derivative Instrument,” shall mean any agreement, arrangement, or understanding, written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares, and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the corporation, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the price of any shares of capital stock of the corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the corporation, to maintain, increase, or decrease the voting power of any person or entity with respect to shares of capital stock of the corporation, or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any shares of capital stock of the corporation, without regard to whether such agreement, arrangement, or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act.

For purposes of these Bylaws, the term “Proposing Person” shall mean, with respect to any Proposing Person or any shareholder submitting a request pursuant to Section 2.2 or Section 2.3: (1) such shareholder; (2) if different from such shareholder, the beneficial owner or beneficial owners on whose behalf the notice is provided; (3) if such shareholder or beneficial owner is an entity, each individual who is a director, executive officer, general partner, or managing member of such entity or of any other entity that has or shares control of such entity; (4) any member of the immediate family of any individual described in the foregoing clauses (1) through (3) sharing such individual’s household; (5) any affiliate or associate of any person described in the foregoing clauses (1) through (3); (6) any person who is known by any individual described in the foregoing clauses (1) through (3) to be a member of a “group” (as such term is used in Rule 13d-5 promulgated under the Exchange Act) or to otherwise be knowingly acting in concert with any other Proposing Person with respect to the stock of the corporation; and (7) any participant with any person described in the foregoing clauses (1) through (3) with respect to the nomination or business proposed to be presented by such shareholder or beneficial owners at the corporation’s meeting of shareholders, including the Proposed Nominee. Notwithstanding the foregoing, to the extent that the shareholder described in clause (1) is acting solely at the direction of the beneficial owner and is not otherwise any person described in the foregoing clauses (3) through (7), no information need be provided as to such shareholder of record.

For purposes of these Bylaws, “public announcement” shall mean disclosure (1) in a press release issued by the corporation in accordance with its customary press release procedures, which is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on Internet news sites or (2) in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

For purposes of these Bylaws, to be considered a “qualified representative” of a shareholder, a person must (1) be a duly authorized officer, manager, or partner of such shareholder or (2) be authorized by a writing executed by such shareholder (or a reliable reproduction or an electronic transmission of such a writing) delivered by such shareholder to the Secretary at the principal executive offices of the corporation prior to the making of any nomination or proposal at a meeting of shareholders stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders, which writing (or a reliable reproduction or an electronic transmission of such a writing) must be produced at least twenty-four (24) hours prior to the meeting of shareholders.

2.3
Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares in the aggregate entitled to cast not less than fifteen percent (15%) of the votes at the meeting.

If a special meeting is desired to be called by any person or persons other than the Board of Directors, their request shall be made in writing specifying the time of such meeting, the specific business proposed to be transacted and the required information and specified procedures relating to the proposal(s) to be proposed for the special meeting as set forth in Section 2.2 above. The written request shall then be delivered personally or by registered mail to the Secretary of the corporation at the corporation’s principal office. After receiving the request, the Secretary shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

2.4
Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given to each shareholder entitled to vote thereat in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the specific business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If shareholder action, other than unanimous approval of those entitled to vote, is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a plan of distribution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, then the notice shall also state the general nature of that proposal.

2.5
Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of shareholders shall be given to each shareholder entitled to vote thereat either personally or by first class mail or other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first class mail or other means of written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, any transfer agent or other authorized agent of the corporation giving the notice, and shall be filed and maintained in the Minute Book of the corporation.

2.6
Quorum. The presence in person or by proxy of shareholders entitled to vote a majority of the voting shares of the corporation at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
2.7
Adjourned Meetings and Notice Thereof. Whether or not a quorum is present, any shareholders’ meeting may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting, except as provided in Section 2.6 of these Bylaws.

When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. When required, notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.8
Voting. Except as provided in Section 708 of the Code, each outstanding share of this corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 702, 703 and 704 of the Code (relating to voting by fiduciaries, corporate shareholders, or shares standing in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun. Any shareholder entitled to vote on a proposal may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by the Code or by the Articles of Incorporation.

At a shareholders’ meeting at which Directors are to be elected, no shareholders shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless such candidate’s or candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s shares on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. A shareholder may not cumulate his votes for any candidate whose name was not placed in nomination prior to the commencement of the voting.

2.9
Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

2.10
Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of the election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.

This notice shall be given in the manner specified in Section 2.5 of these Bylaws. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Any form of written consent distributed to 10 or more shareholders of this corporation shall afford an opportunity on the form of written consent to specify a choice between approval, disapproval or abstention as to each matter or group of related matters the approval for which the written consent is solicited, other than elections to office.

2.11
Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting; and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

If the Board of Directors does not so fix a record date:

(a)
The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
(b)
The record date for determining shareholders entitled to give consent to the corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the date on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such action, whichever is later.
2.12
Proxies. Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

Any form of proxy distributed to 10 or more shareholders of this corporation shall afford an opportunity on the proxy to specify a choice between approval, disapproval or abstention as to each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited, other than elections to office.

2.13
Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

As prescribed by Section 707 of the Code, these inspectors shall:

(a)
Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(b)
Receive votes, ballots, or consents;
(c)
Hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d)
Count and tabulate all votes or consents;
(e)
Determine when the polls shall close;
(f)
Determine the result; and
(g)
Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
3.
DIRECTORS
3.1
Powers. Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a)
Select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.
(b)
Conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the Bylaws, as they may deem to be in the best interests of the corporation.
(c)
Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings, including annual meetings.
(d)
Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.
(e)
Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.
(f)
Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.
3.2
Number of Directors. The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a Bylaw amending this Section 3.2 duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to this Bylaw duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.
3.3
Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the next annual or special meeting of shareholders at which Directors are elected and until their successors are elected and qualified.
3.4
Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of the Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of directors to be voted for at that meeting.

Any Director may resign effective on giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

3.5
Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.
3.6
Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.
3.7
Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors; provided, however, that if any regular meeting should fall on a legal holiday, then said meeting shall be held at the same time and place on the next day thereafter which is not a legal holiday. Such regular meetings may be held without notice.
3.8
Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the Chief Executive Officer or the Secretary or any two Directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or electronically, it shall be delivered personally or by telephone or electronically to the company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.

3.9
Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these Bylaws. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.10
Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the Minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the Minutes of the meetings. Notice of a meeting need not be given to any Director who attends the meeting without protesting, before or at its commencement, the lack of notice to that Director.
3.11
Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting of the Board to another time and place.
3.12
Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, to the Directors who were not present at the time of the adjournment.
3.13
Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board.

3.14
Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.
4.
COMMITTEES
4.1
Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
(a)
the approval of any action which, under the Code, also requires the vote or consent of the shareholders;
(b)
the filling of vacancies on the Board of Directors or on any committee;
(c)
the amendment or repeal of Bylaws or the adoption of new Bylaws;
(d)
the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;
(e)
a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
(f)
the appointment of any other committees of the Board of Directors or the members of these committees.
5.
OFFICERS
5.1
Officers. The officers of the corporation shall be a Chief Executive Officer, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a President, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.
5.2
Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
5.3
Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer to appoint, such other officers as the business of the corporation may require,

each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.
5.4
Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5
Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.
5.6
Chairman of the Board. The Board of Directors may, in its discretion, elect a Chairman of the Board from among its members. He shall preside at all meetings of the Board of Directors at which he is present and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.
5.7
Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors not presided over by the Chairman of the Board. He shall have the general powers and duties of management usually vested in the office of president or chief executive officer of a corporation, shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.
5.8
Vice President. In the absence or disability of the Chief Executive Officer, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the Chief Executive Officer or the Chairman of the Board.
5.9
Secretary. The Secretary shall keep or cause to be kept, at the principal office, at the office of the corporation’s counsel or at such other place as the Board of Directors may order, a Book of Minutes of all meetings and actions of Directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and dates of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

5.10
Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

6.
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS
6.1
Indemnification. The corporation may, to the maximum extent permitted by Section 317 of the Code, indemnify each of its “agents” (as defined in Section 317(a) of the Code) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding against such agent arising by reason of the fact any such person is or was an agent of the corporation. Except with respect to indemnification of agents which is mandatory under Section 317(d) of the Code, such indemnification shall only be effective:
(a)
if “approval by the shareholders” (as defined in Section 153 of the Code) in a particular instance;
(b)
if approved by the disinterested vote of the Board of Directors in a particular instance; or
(c)
if authorized by a written agreement between the corporation and the agent to be indemnified entered into prior to assertion of the claim giving rise to indemnity thereunder by the corporation with any director of the corporation (in any or all of his or her corporate capacities) or with such other agent or agents as the Board of Directors shall approve.

6.2
Required Approval. Except as provided in Section 317(d) of the Code, any indemnification under Section 6.1 of these Bylaws shall be made by this corporation only if authorized in the specific case (on a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Sections 317(b) or (c) of the Code) by:
(a)
a majority vote of a quorum of the Board consisting of directors who are not parties to the proceeding;
(b)
“approval of the shareholders” (as defined in Section 153 of the Code), with the shares owned by the person to be indemnified not being considered outstanding or entitled to vote thereon;
(c)
the court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation; or
(d)
such other method as Section 317 of the Code shall allow.
6.3
Advance of Expenses. Expenses incurred in defending any proceeding described in Section 6.1 of these Bylaws may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in Sections 6.1 and 6.2 of these Bylaws.
6.4
Insurance. This corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not this corporation would have the power to indemnify the agent against that liability under Sections 6.1 and 6.2 of these Bylaws. Notwithstanding Section 6.1 above, the corporation shall not be obligated to indemnify any agent, to the extent any amount subject to indemnification thereunder is covered by insurance payable to such agent, the premiums for which are paid by the corporation.
6.5
No Limitation of Other Rights. The indemnification provided by this Section 6 above shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under Section 6.6 below to the extent such additional rights to indemnification are authorized in the corporation’s Articles of Incorporation and Section 6.6 below. The rights to indemnity contained in Sections 6.1, 6.3 and 6.4 above shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in Sections 6.1 through 6.4 above shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.
6.6
Additional Indemnification. If expressly authorized in the corporation’s Articles of Incorporation, the corporation may provide indemnification of agents in excess of the indemnification otherwise permitted by Section 317 of the Code and to the fullest extent permitted by California law. Such additional indemnification shall only be effective (i) if “approved by the shareholders” (as defined in Section 153 of the Code) in a particular instance, (ii) if approved by the disinterested vote of the Board of Directors in a particular instance or (iii) if authorized by a written agreement between the corporation and the agent to be indemnified entered into prior to assertion of the claim giving rise to indemnity thereunder by the corporation with any director of the corporation (in any or all of his or her corporate capacities) or with such other agent or agents as the Board of Directors shall approve; provided, however, that no such agent shall be indemnified for any acts, omissions or transactions, or under circumstances, as to which indemnification is prohibited by Section 204(a)(11) of the Code, as such Section may be amended from time to time.
6.7
Amendment. Any amendment, repeal or modification of any provision of this Section 6 by the shareholders or the Board of Directors shall not adversely affect any right or protection of an agent of the corporation at the time of such amendment, repeal or modification.
7.
RECORDS AND REPORTS
7.1
Maintenance, Inspection and Location of Share Register. The corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
7.2
Maintenance, Inspection and Location of Bylaws. The corporation shall keep at its principal executive office, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
7.3
Maintenance, Inspection and Location of Other Corporate Records. Books and Records of Account and Inspection of Records. The corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account. The shareholders and directors of the corporation shall have all of the rights to inspect the books and records of the corporation that are specified in Section 213 and 1600 through 1602 of the Code.
7.4
Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year of the corporation. Such report shall comply with the provisions of Section 1501 of the Code and shall be sent at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year.
7.5
Annual Statement of General Information. The corporation shall, during the period in each year as provided for in Section 1502 of the Code, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the number of vacancies on the board, if any, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Code.
8.
GENERAL CORPORATE MATTERS
8.1
Record Date for Purposes Other than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

8.2
Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors, or in the absence of such determination, by the Chief Executive Officer and the Secretary or the Chief Financial Officer.
8.3
Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize one or more officers, employees, or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.4
Certificates; Direct Registration System. Shares of the corporation’s stock may be certificated or uncertificated, as provided under California law. Any certificates that are issued shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the Chief Executive Officer and by the Chief Financial Officer or any Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. Shares of the corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the NASDAQ or any securities exchange on which the stock of the corporation may from time to time be traded.

8.5
Lost Certificates. Except as provided herein, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate or uncertificated shares in place of any certificate or certificates previously issued by the corporation on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate or the uncertificated shares.
8.6
Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.
8.7
Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” refers to corporations and other entities as well as to natural persons.
9.
AMENDMENTS
9.1
Amendment by Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.
9.2
Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1 hereof, bylaws may be adopted, amended, or repealed by the Board of Directors, except that the Board of Directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 3.2 of these Bylaws.

sf-6160770

CERTIFICATION

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of McGrath RentCorp, a California corporation; and

(2) That the foregoing is a full, true and correct copy of the Bylaws of the corporation with all amendments to date of this Certificate.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this day of , 20 .

By:
Gilda Malek
Corporate Secretary